UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2014

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 14, 2014, Dennis Kogod, Chief Operating Officer of DaVita HealthCare Partners Inc. (the “Company”), transitioned out of his role as the Company’s Chief Operating Officer and fully transitioned into his role as Chief Operating Officer of the HealthCare Partners division of the Company (“HCP”).

On March 14, 2014, Javier Rodriguez, the Company’s President, transitioned out of his role as the Company’s President and into his new role as Chief Executive Officer of the Company’s dialysis and related lab services business.

Item 8.01. Other Events.

The transitions reported in Item 5.02(b) were made to better align the Company’s executive management with support of the Company’s operations subsequent to the merger with HealthCare Partners Holdings, LLC. The Company now consists primarily of two major lines of business, dialysis and related labs services and HCP. Accordingly, there are no existing plans to appoint officers to the enterprise-wide roles out of which Messrs. Kogod and Rodriguez transitioned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.
Date: March 20, 2014
/s/ Kim M. Rivera
	By:	Kim M. Rivera
Chief Legal Officer